Exhibit 10.3

EXECUTION VERSION

RED LION HOTELS CORPORATION

May 21, 2018

VIA EMAIL

Roger Bloss

Executive Vice President and

President of Global Development

Roger.Bloss@rlhco.com

Bernie Moyle

Executive Vice President and

Chief Operating Officer

Bernie.Moyle@rlhco.com

Re:	Second Year Earn-Out, Resignations and Consulting Arrangements

Dear Roger and Bernie:

Reference is hereby made to the following documents:

A. that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of September 13, 2016, by and among Red Lion Hotels Franchising, Inc. (“RL Franchising”), Red Lion Hotels Canada Franchising, Inc. (“RL Canada” and, together with RL Franchising, “Buyer”), Thirty-Eight Street, Inc. (“TESI”), Vantage Hospitality Group, Inc. (“Vantage”) and certain other Sellers listed on the signature pages thereto (together with TESI and Vantage, the “Sellers”), pursuant to which, among other things, the Sellers sold to Buyer, and Buyer purchased from Sellers, certain assets used in connection with the Business;

B. those certain Employment Agreements, dated October 1, 2016, by and between Red Lion Hotels Corporation (“RLH”) and each of Roger Bloss (“Bloss”) and Bernie Moyle (“Moyle”) (such agreements, collectively, the “Employment Agreements”); and

C. that certain letter, dated April 27, 2018, from Gregory T. Mount, on behalf of RLH, to Bloss and Moyle, regarding a non-binding proposal with respect to the matters addressed in this letter agreement (the “Proposal”).

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1. Second Year Earn-Out. Notwithstanding the Second Anniversary Earn-Out Calculation or any other provision to the contrary in the Purchase Agreement, the Additional Consideration to be paid/issued with respect to the Second Year Earn-Out shall be the full amount of $3,000,000 and 276,000 Shares (subject to adjustment pursuant to Section 2.8(n) of the Purchase Agreement) (collectively, the “Second Year Additional Consideration”). Buyer shall (1) pay the Second Year Additional Consideration in accordance with the percentage indicated next to each Seller’s name on Exhibit B attached to the Purchase Agreement and (2) issue the Additional Consideration consisting of Shares to TESI, in each case on or before October 5, 2018 (the “Second Year Earn-Out Payment Date”). Notwithstanding anything to the contrary herein, in the event that RLH terminates either of Bloss or Moyle for Cause (as defined in their respective Independent Contractor Agreement) prior to the Second Year Earn-Out Payment Date, the Second Year Earn-Out shall be $2,250,000 and 207,000 Shares.

2. Resignation. On the date hereof, each of Bloss and Moyle shall sign and deliver to RLH a letter of voluntary resignation, substantially in the form attached hereto as Exhibit A.

3. Consulting Agreements. On the date hereof, each of Bloss and Moyle shall sign and deliver to RLH, and RLH shall sign and deliver to each of Bloss and Moyle, an Independent Contractor Agreement, substantially in the form agreed upon by RLH, Bloss and Moyle.

4. Release by Moyle and Bloss. Each of Moyle and Bloss (collectively, the “Releasors”) hereby release and forever discharge, to the maximum extent permitted by law, RLH and each of the other “Releasees” as defined below, from any and all claims, causes of action, complaints, lawsuits, demands or liabilities of any kind, known or unknown by the Releasors, those that the Releasors may have already asserted or raised as well as those that the Releasors have never asserted or raised (collectively “Claims”) as described below which the Releasors, their heirs, agents, administrators or executors have or may have against RLH or any of the other Releasees arising out of or relating to any conduct, matter, event or omission existing or occurring before you sign this letter agreement, and any monetary or other personal relief for such Claims, including, but not limited to the following: (i) any Claims having anything to do with the Releasors’ employment (including the cessation of the Releasors’ employment and termination of their Employment Agreements) with RLH and/or any of its subsidiary, related and/or affiliated companies; (ii) any Claims for severance, benefits, bonuses, incentive compensation, equity awards and interests, commissions and/or other compensation of any kind, including, but not limited to, under the Employment Agreements; (iii) any Claims for reimbursement of expenses of any kind; (iv) any Claims for attorneys’ fees or costs; (v) any Claims under the Employee Retirement Income Security Act (“ERISA”); (vi) any Claims of discrimination and/or harassment based on age, sex, pregnancy, race, religion, color, creed, disability, handicap, failure to accommodate, citizenship, marital status, national origin, ancestry, sexual orientation, gender identity, genetic information or any other factor protected by federal, state or local law as enacted or amended (such as Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Equal Pay Act, the Genetic Information Non-Discrimination Act, the Florida Civil Rights Act, Florida Equal Pay Law, Nevada Fair Employment Practices Act, and the Nevada Equal Pay Act) and any Claims for retaliation under any of the foregoing laws; (vii) any Claims under the Family and Medical Leave Act; (viii) any whistleblower or retaliation Claims; (ix) any Claims under such Releasor’s Employment Agreement; and/or (x) any other statutory, regulatory, common law or other Claims of any kind, including, but not limited to, Claims for breach of contract, libel, slander, fraud, wrongful discharge, promissory estoppel, equitable estoppel, violation of public policy, invasion of privacy, misrepresentation, emotional distress or pain and suffering. The term “Releasees” means RLH and its direct or indirect subsidiaries, related and/ or affiliated companies, and each of their respective past and present employees, officers, directors, attorneys, owners, shareholders, members, managers, partners, insurers, benefit plan fiduciaries and agents, and all of their respective successors and assigns.

5. Release by RLH. RLH hereby freely, knowingly and irrevocably releases and discharges Moyle and Bloss, and their heirs, executors, administrators, legal representatives and assigns, from any and all claims, causes of action, complaints, lawsuits or liabilities of any kind (collectively, “Causes of Action”) based on whatever legal theory, arising from or relating to, directly or indirectly, Moyle’s and/or Bloss’s employment and/or contractor relationship with RLH, except for Causes of Action relating to breach of fiduciary duties, fraud, embezzlement, theft or other criminal misconduct during Moyle’s and/or Bloss’s employment or contractor relationship with RLH. RLH is not aware at this time of any basis to assert any breach of fiduciary duty, fraud, embezzlement, theft or other criminal misconduct claim against Moyle or Bloss.

6. Non-Released Claims. The release in Paragraphs 4 and 5 above do not apply to:

(a) With respect to Moyle and Bloss: (i) Claims for salary earned, and reasonable work-related expenses incurred and submitted for reimbursement in accordance with RLH’s reimbursement policy, prior to the termination of the Employment Agreements; (ii) any Claims as an equityholder of RLH;

(b) With respect to Moyle, Bloss and RLH: (i) any Claims to require RLH or Causes of Action to require Moyle or Bloss, and/or their respective affiliates, to honor commitments in the Purchase Agreement, the Independent Contractor Agreements or this letter agreement; (ii) any Claims or Causes of Action to interpret or to determine the scope, meaning, enforceability or effect of this letter agreement; (iii) any Claims or Causes of Action that arise after the Releasors or RLH have signed this letter agreement; and (iv) any other Claims (including applicable employment claims) and Causes of Action that cannot be waived under applicable law by a private agreement.

7. Cooperation. Each party hereto shall cooperate with the other parties hereto in messaging the retirement of Bloss and Moyle from RLH, including, with respect to Bloss and Moyle, providing reasonably requested quotes for press releases and participating in live or recorded interviews reasonably requested by RLH using talking points approved by RLH and, with respect to RLH, providing draft press releases relating to such retirement to Bloss and Moyle for review and reasonable input. Nothing herein is intended to restrict RLH from making any disclosures that it deems necessary in its sole discretion to comply with applicable securities laws.

8. Entire Agreement; Amendment. This letter agreement, together with the Independent Contractor Agreements, constitutes the entire agreement and understanding of the parties with respect to the matters contained herein, and supersedes all prior agreements, understandings and representations, written or oral, to the extent that they relate in any way to the subject matter of this letter agreement, including, but not limited to, the Proposal. Any amendment or supplement to this letter agreement shall be made only with the consent of all parties hereto. Any such amendment or supplement shall be made in writing and signed by all of the parties hereto.

9. Further Assurances. The parties hereto shall execute and deliver all such further documents and instruments and take all such further action as may be necessary, or as any such party may reasonably request, in order to consummate the transactions contemplated hereby.

10. Counterparts; Electronic Delivery. This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of such shall together constitute one and the same instrument. Facsimile or other electronic copies (such as .pdf files delivered by electronic mail) of signatures shall constitute original signatures for all purposes of this letter agreement and any enforcement hereof.

11. Governing Law. This letter agreement and the terms hereof shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable principles of conflicts of law or choice of law that would cause the substantive laws of any other jurisdiction to apply.

SIGNATURE PAGES FOLLOW

If the foregoing accurately and completely represents our understanding, please sign and return a copy of this letter agreement whereupon it shall become a binding agreement among us.

Sincerely,

RED LION HOTELS CORPORATION

By:
Name:
Title:

RED LION HOTELS FRANCHISING, INC.

By:
Name:
Title:

RED LION HOTELS CANADA
FRANCHISING, INC.

By:
Name:
Title:

Signature Page to Letter Agreement

The above terms are accepted and approved as of May 21, 2018:

Roger J. Bloss

Bernard T. Moyle

ACKNOWLEDGED AND AGREED AS TO

PARAGRAPH 1:

THIRTY-EIGHT STREET, INC.

By:
Name:
Title:
Date:

VHGI, INC. (f/k/a Vantage Hospitality Group, Inc.)

By:
Name:
Title:
Date:

Signature Page to Letter Agreement

EXHIBIT A

RESIGNATION

I hereby (1) resign from all of my officer and other similar roles with Red Lion Hotels Corporation, a Washington corporation (“RLH”) and (2) acknowledge, and agree to, the termination of my Employment Agreement, dated October 1, 2016, with RLH, in each case effective as of 5:00 p.m. PDT on May 31, 2018. I acknowledge that I am resigning from the foregoing positions voluntarily, and not as a result of any disagreement with RLH or its affiliates, management or board of directors.

Date: May         , 2018

Print Name:

A-1